Exhibit 99.1

Parker Drilling Provides Select Financial Projections for 2013 Second Quarter

HOUSTON, July 22, 2013 — Parker Drilling Company (NYSE: PKD) (the “Company”), an international drilling contractor and drilling services and rental tools provider, is electing to provide selected preliminary financial data for the three month period ended June 30, 2013, to prospective investors in connection with its previously announced offering of senior notes. The Company does not generally release preliminary results and does not expect to provide similar information on a regular basis in the future.

Selected Preliminary Financial Data for the Three Months Ended June 30, 2013

The selected financial data presented below are preliminary, based upon the Company’s estimates, and are subject to revision based upon the Company’s financial closing procedures and the completion of the Company’s financial statements. The Company’s actual results may be materially different from its estimates. In addition, these estimated results are not necessarily indicative of the Company’s results for the full fiscal year or any future period. The preliminary financial data included below has been prepared by, and is the responsibility of, the management of the Company. The Company’s independent auditor has not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, the Company’s independent auditor does not express an opinion or any other form of assurance with respect thereto.

Shown below are the Company’s preliminary estimates of revenues, depreciation and amortization expense, operating income, and net income for the 2013 second quarter, along with comparable results for the 2013 first quarter. The Company’s estimates are based on the information available to the management of the Company as of the date of this news release.

	For the three months ended,
(millions)	June 30, 2013	March 31, 2013
Revenues	$215 - $230	$167.2
Depreciation and Amortization expense	$31 - $ 34	$29.5
Operating income	$27 - $ 33	$8.9
Net income	$7 - $ 11	$0.6

The estimates include contributions from the April 22, 2013 acquisition of International Tubular Services Limited. During the second quarter, the Company’s U.S. rental tools operations achieved higher average pricing that offset lower market activity; the Company’s international drilling rig fleet attained higher utilization; and the Company’s U.S. Gulf of Mexico drilling barge fleet achieved higher average dayrates and operated at full utilization.

Cautionary Statement

This press release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements in this press release other than statements of historical facts that address activities, events or developments that the Company expects, projects, believes, or anticipates will or may occur in the future are forward-looking statements. These statements include, but are not limited to, anticipated future financial or operational results; the outlook for rig utilization and dayrates; future operating results of the Company’s rigs, rental tools operations and projects under management; acquisitions or joint ventures; scheduled delivery of drilling rigs for operation; the strengthening of the Company’s financial position; compliance with credit facility and indenture covenants; and similar matters. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Although the Company believes that its expectations stated in this press release are based on reasonable assumptions, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, that could cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to changes in worldwide economic and business conditions that could adversely affect market conditions, fluctuations in oil and natural gas prices that could reduce the demand for drilling services, changes in laws or government regulations that could adversely affect the cost of doing business, our ability to refinance our debt and other important factors that could cause actual results to differ materially from those projected. See “Risk Factors” in the Company’s Annual Report filed on Form 10-K and other public filings and press releases. Each forward-looking statement speaks only as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Company Description

Parker Drilling (NYSE: PKD) provides high-performance contract drilling solutions, rental tools, well services, and project management services to the energy industry. Parker Drilling’s rig fleet includes 23 land rigs and two offshore barge rigs in international locations, 12 barge rigs in the U.S. Gulf of Mexico, and two land rigs in Alaska. The Company’s rental tools business supplies premium equipment to operators on land and offshore in the U.S. and international markets and well services to international customers. Parker Drilling also performs contract drilling for customer-owned rigs and provides technical services addressing drilling challenges for E&P customers worldwide. More information about Parker Drilling can be found on the Company’s website including operating status reports for the Company’s Rental Tools segment and its international and U.S. Gulf of Mexico rig fleets, updated monthly.

Further Information

•	Investors: Richard Bajenski, Director, Investor Relations. (281) 406-2030. richard.bajenski@parkerdrilling.com

•	Media: Stephanie Dixon, Manager, Marketing & Corporate Communications. (281) 406-2212. stephanie.dixon@parkerdrilling.com